EXHIBIT A

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                         EXPENSE CAP
                        (% OF AVERAGE
NAME OF FUND             NET ASSETS)      EFFECTIVE DATE     EXPENSE CAP TERM
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First Trust Preferred       1.15%        January 11, 2011    February 28, 2016
Securities and Income
Fund
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First Trust/Confluence      1.35%        January 11, 2011    February 28, 2016
Small Cap Value Fund
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First Trust Short           1.00%        November 1, 2012    February 28, 2016
Duration High Income
Fund
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